SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007
RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Effective June 21, 2007, Rural Cellular Corporation (the “Company”) entered into amended and restated employment agreements with Richard P. Ekstrand, President and Chief Executive Officer, Wesley E. Schultz, Executive Vice President and Chief Financial Officer, and Ann K. Newhall, Executive Vice President and Chief Operating Officer. The new employment agreements are substantially similar to the prior agreements. Material provisions include the following:
•	The employment agreements were effective June 21, 2007, and expire on December 31, 2010, provided that commencing on December 31, 2007 and on each December 31 thereafter, the term of employment will be automatically extended for one additional year unless either party gives notice of its intention not to so extend.

•	Upon termination in the event of death, the employee’s estate is entitled to receive compensation due through the last day of the calendar month in which the employee’s death occurs, pro rata payment of all bonuses or incentive payments earned or to be earned for such calendar year, and all accrued and vested rights the employee may have under the Company’s employee benefit plans, including stock options or other compensation plans or as required by law (“Accrued Rights”).

•	If the Company terminates the employee’s employment for other than Just Cause (as defined), or the employee terminates his or her employment for Good Reason (as defined), the employee is entitled to salary through the end of the term of the agreement, a pro rata payment equal to the employee’s target short-term incentive for the year of termination, and all Accrued Rights.

•	If the employee’s employment is terminated for Just Cause, the employee has no right to receive compensation or other benefits for any period after termination except for any Accrued Rights.

•	If the employee becomes disabled or incapacitated, the employee will receive compensation and benefits as follows: 100% of base compensation and benefits for a period of six months (but not exceeding the remaining term of the agreement), 65% of base compensation from the seventh month until the expiration of the term of the agreement, and, after six months, medical and dental coverage as provided under the terms of such plans or as otherwise required by law. Any benefits paid by the Company will be reduced by benefits otherwise provided under the terms of disability insurance coverage in effect for Company employees.

•	In the event of a Change in Control (as defined), if the employee’s employment is terminated by the Company other than for Just Cause in connection with or within 24 months after the occurrence of a Change in Control, by the employee for Good Reason within 24 months after the occurrence of a Change in Control, or by the employee for any reason during the 30-day period following the first anniversary of the Change in Control, the employee will be entitled to 300% of the employee’s annual base salary in effect on the date of termination plus 300% of the greater of the employee’s targeted short-term incentive for the year of termination or the actual short-term incentive achieved for the year of termination. The employee is also entitled to a “gross-up payment” to compensate for any excise tax that may be imposed on such payments. In addition, the employee will become fully vested in all equity compensation awards, the Company will continue to be responsible for payment of all premiums remaining on any long-term care insurance policies being provided by the Company for the benefit of the employee and his or her spouse, and the employee will be allowed to continue to participate in the Company’s group medical, dental, and life plans on the same basis as the employee participated immediately prior to the termination for a period of 18 months following the date of termination. Further, all outstanding awards under any stock compensation plan will become fully vested and exercisable upon the Change in Control.

•	The employee will be subject to noncompetition and nonsolicitation obligations for the period of time for which the employee receives compensation following termination.

•	In addition, Mr. Ekstrand is entitled to post-retirement medical insurance benefits at the same costs and coverage levels as provided to active employees of the Company.

     Also effective June 21, 2007, the Company entered into an Amended and Restated Change in Control Agreement with David J. Del Zoppo, Senior Vice President, Finance and Accounting. This agreement provides that if Mr. Del Zoppo’s employment is terminated by the Company other than for Just Cause (as defined) or by Mr. Del Zoppo for Good Reason (as defined) within 24 months after the occurrence of a Change in Control (as defined), or by Mr. Del Zoppo for any reason during the 30-day period following the first anniversary of the Change in Control, he will be entitled to be paid an amount equal to the sum of 100% of his annual base salary as in effect on the date of termination and 100% of the greater of his targeted short-term incentive for the year of termination or the actual short-term incentive achieved for the year of termination. He will also be entitled to continue to participate in the Company’s group medical, dental, and life plans on the same basis as he participated immediately prior to termination for a period of up to six months following termination. In addition, he will be entitled to a gross-up payment to compensate for any excise tax that may be imposed on the above payments. Further, any outstanding awards under any Company stock compensation plan will become fully vested and exercisable upon the occurrence of a Change in Control.
     In both the employment agreements and the change in control agreement:
     “Change in Control” means the happening of any of the following:
     (i) A majority of the directors of the Company elected by the holders of Company’s Common Stock shall be persons other than persons:
     (A) for whose election proxies shall have been solicited by the Board, or
     (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,
     (ii) 35% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(II) hereof in all respects), or
     (iii) The consummation of:
     (A) a merger or consolidation of the Company with or into another entity other than
     (I) a merger or consolidation with a subsidiary of the Company, or
     (II) a merger in which the persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, a majority of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving entity or its parent entity, or
     (B) an exchange, pursuant to a statutory exchange of shares of outstanding voting stock of the Company held by shareholders of the Company immediately prior to the exchange, of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities, or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the outstanding voting stock of the Company immediately after the statutory share exchange if (I) the persons who were the beneficial owners, respectively, of the outstanding voting stock of the Company and the outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange a majority of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interest) of such parent entity, and (II) all holders of any class or series of outstanding voting stock of the Company immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their outstanding voting stock of the Company as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or

     (C) the sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or
     (iv) The approval by the shareholders of the Company of the liquidation or dissolution of the Company.
     “Good Reason” means the occurrence of any of the following events, which has not been consented to by the employee:
     (i) relocation of employee’s principal work location by more than fifty miles;
     (ii) a material increase in the average required business travel in excess of the average business travel requirements applicable to the employee at the time of the Change in Control;
     (iii) a material reduction in employee’s base salary and short-term incentive opportunity, in the aggregate;
     (iv) permanent and material reduction in employee’s primary duties and responsibilities normally associated with his/her title and position as in effect at the time of the Change in Control;
     (v) failure of the Company to maintain material fringe benefits, performance incentive and employee benefit plans substantially equivalent to those in effect as of the date of the Change in Control; or
     (vi) a failure by the Company to comply with certain provisions of the agreement.
     “Just Cause” means:
     (i) conviction of a felony;
     (ii) intentionally engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;
     (iii) commission of an act of fraud or embezzlement against the Company or any affiliate thereof;
     (iv) intentional misconduct as an executive of the Company, including, but not limited to, knowing and intentional violation of material written policies of the Company;
     (v) gross negligence in the performance of his/her duties for the Company; or
     (vi) willful failure to follow a direct and lawful directive from his/her supervisor or the Board within the scope of the employee’s duties, which failure is not cured to the satisfaction of the Board within ten (10) days.
     The foregoing is a summary of material provisions of the subject agreements and does not restate such agreements in their entirety. Reference is made to the actual agreements for more detailed information.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RURAL CELLULAR CORPORATION (Registrant)
Dated: June 27, 2007	/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer